FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Exhibit 8.1

[___], 2008
Discovery Holding Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Ladies and Gentlemen:
     We have acted as special tax counsel to Discovery Holding Company, a Delaware corporation (“DHC”), in connection with (i) the Transaction Agreement (the “Transaction Agreement”), dated as of June 4, 2008, by and among DHC, Discovery Communications, Inc. (“New Discovery”), a Delaware corporation and wholly-owned subsidiary of DHC, DHC Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of New Discovery, Advance/Newhouse Programming Partners, a New York general partnership, and with respect to Section 5.14 of the Transaction Agreement only, Advance Publications, Inc., a New York corporation, and Newhouse Broadcasting Corporation, a New York corporation, (ii) the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 4, 2008, by and among DHC, New Discovery, and Merger Sub, relating to the merger of DHC with Merger Sub with DHC surviving as a wholly-owned subsidiary of New Discovery (the “Merger”), and (iii) the Reorganization Agreement (the “Reorganization Agreement”), dated as of June 4, 2008, by and among DHC, New Discovery, Ascent Media Corporation (“AMC”), a Delaware corporation, Ascent Media Group, LLC, a Delaware limited liability company, and Ascent Media Creative Sound Services, Inc., a New York corporation, relating to the spin-off of AMC by DHC (the “AMC Spin-Off”, together with the Merger, the “Transactions”).
     In rendering our opinion set forth herein, we have examined and relied upon the facts, information, statements, covenants, representations and warranties contained in originals or copies, certified or otherwise identified to our satisfaction, of the registration statement on Form S-4 of New Discovery (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), the Transaction Agreement, the Merger Agreement, the Reorganization Agreement and such other documents and records as we deem necessary or appropriate as a basis for the opinion set forth herein.
     Our opinion is conditioned on, among other things, the initial and continuing accuracy and completeness (which we have neither investigated nor verified) of the facts, information, statements, covenants, representations, warranties and agreements set forth in the documents referred to above. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original

Discovery Holding Corporation
[___], 2008

documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We also have assumed that the Transactions will be consummated in the manner contemplated by the Registration Statement, the Transaction Agreement, the Merger Agreement, the Reorganization Agreement and other relevant documents.
     In rendering this opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder (the “Regulations”), published rulings and procedures of the Internal Revenue Service (the “IRS”), published judicial decisions, and such other authorities as we have considered relevant, in each case, as in effect on the date hereof. It should be noted that the Code, the Regulations, judicial decisions, administrative interpretations, and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. No assurances can be given that the IRS will not assert a position contrary to one or more of the conclusions set forth in our opinion or that a court will not agree with the IRS’s position. A change in any of the authorities upon which our opinion is based could affect one or more of our conclusions as stated herein. We undertake no responsibility to advise you of any future change in the matters stated herein or in the federal income tax laws or the application or interpretation thereof.
     Based solely upon and subject to the foregoing and the qualifications set forth in the Registration Statement, in our opinion, under current United States federal income tax law:
The statements in the Registration Statement under the caption “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND THE AMC SPIN-OFF,” insofar as such statements constitute a summary of the United States federal income tax consequences referred to therein, reflect our opinion as to such United States federal income tax consequences.
     Except as expressly set forth above, we express no other opinion regarding the tax consequences of the Transactions. This opinion has been prepared for you in connection with the Transactions and the Registration Statement and may not be relied upon by anyone else without our prior written consent. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the use of our name under the caption “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND THE AMC SPIN-OFF” in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.
     The opinion expressed herein is as of the date hereof, and we disclaim any undertaking to advise you of changes of facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,